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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):   January 17, 1996


          WINDSOR PARK PROPERTIES 3, A CALIFORNIA LIMITED PARTNERSHIP
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             (Exact name of registrant as specified in its charter)

   California                        0-15699                     33-0115651
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(State or other                  (Commission File               (IRS Employer
 jurisdiction of                      Number)                Identification No.)
 incorporation)


             120 W. Grand Avenue, Suite 202, Escondido, CA    92025
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      (Address of principal executive offices)              (Zip Code)

   Registrant's telephone number, including area code:      (619) 746-2411
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Item 2.  Acquisition or Disposition of Assets
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On January 17, 1996, Windsor Park Properties 3 (the Partnership) purchased the
Trailmont manufactured home community located in Nashville, Tennessee. The community is in good condition, and the Partnership intends to hold it as a medium-term (four to six year) investment. During the investment period the Partnership intends to continue to operate the property as a manufactured home community.

Trailmont is situated on 30 acres of land and was developed in 1965. The community contains 131 manufactured home spaces, and amenities include a swimming pool and two playgrounds. All assets acquired will continue to be used in the operations of the community. The General Partners anticipate expending $15,000 for various capital improvement and maintenance projects over the next 12 months. It is the opinion of the General Partners that the community is adequately insured.

The total cost of the property was approximately $2,111,500 ($2,031,500 paid to the Seller, a $60,900 commission paid to an unaffiliated broker, and other costs of $19,100). The purchase price was negotiated through an arms-length bargaining process with the seller, Trailmont MHP, Ltd., a California limited partnership. The registrant's General Partners are not affiliated with the seller of the community.

In connection with the purchase, the Partnership obtained a $1,050,000 loan from Heller Financial Inc., a Delaware corporation. The loan is collateralized by the property and is payable in monthly interest only installments bearing interest at 8.41%. The loan is due in January 2003 and loan costs of approximately $40,000 were incurred.

The community's manufactured home spaces are rented to tenants on a month-to-month basis, and current base rental rates average $180 per month. The community is located near several other manufactured home communities with comparable base rental rates.

The community is currently 100% occupied and has been approximately 97% occupied for the past five years. Other manufactured home communities in the immediate area are approximately 95% occupied.

Other material factors considered by the General Partners in assessing the property include ad valorem taxes for the 1995 tax year which totaled $9,800 ($35 per $1,000 assessed value) and utility rates which are expected to increase 4% per year.

The sources of funds for this acquisition were financing proceeds from investment properties already owned by the Partnership and the new mortgage loan described above.
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Item 7.          Financial Statements, Proforma Financial Information
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                 and Exhibits
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         (a)(b)  Financial Statements and Proforma Financial Information
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                 It was impractical to provide the required financial statements and proforma financial information at the time of filing the Form 8-K. It is anticipated that all financial information will be filed on Form 8K/A by March 15, 1996.

         (c)     Exhibits
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                 10) -  Material Contracts

                        a)   Trailmont Mobile Home Park
                             Purchase and Sale Agreement
                             Dated November 10, 1995